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                                                                     Exhibit 4.1

            SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of March 31, 2000, among FRANKLIN PLASTICS HOLDINGS LLC (the "GUARANTEEING SUBSIDIARY"), a subsidiary of Consolidated Container Company LLC (the "COMPANY") and a Delaware limited liability company, the Issuers (as defined in the Indenture referred to herein), the other Subsidiary Guarantors a party hereto and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

            WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE") dated as of July 1, 1999 among the Issuers, the Subsidiary Guarantors and the Trustee providing for the issuance of an aggregate principal amount of up to $300,000,000 of 10 1/8% Senior Subordinated Notes due 2009 (the "UNREGISTERED NOTES");

            WHEREAS, the Issuers issued $185,000,000 in aggregate principal amount of their Unregistered Notes, guaranteed on an unsecured, senior subordinated basis by the Subsidiary Guarantors on a joint and several basis in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), under Rule 144A thereof and have exchanged such Unregistered Notes for notes, guaranteed on an unsecured, senior subordinated basis by the Subsidiary Guarantors on a joint and several basis which were covered by a registration statement filed and declared effective under the Securities Act (such registered notes, the "REGISTERED NOTES" and, together with the Unregistered Notes, the "NOTES");

            WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee on an unsecured, senior subordinated basis all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

            1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

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                (a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally guarantee on an unsecured, senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Issuers hereunder or thereunder, that:

                    (i) the principal of and interest on the Notes will be
            promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                    (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

                (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

                (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Subsidiary Guarantor under the Indenture.

                (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.


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                (g) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

                (h) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Subsidiary Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance under either federal or state law.

            3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

            4.  GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                (a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

                    (i) subject to Section 11.06 of the Indenture, either (i) the Person acquiring the property in such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein or (ii) the Net Proceeds of such a sale or other disposition are applied in accordance with Section 4.10 of the Indenture; and


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                    (ii) if such merger or consolidation is with a Person other than either of the Issuers or a Restricted Subsidiary immediately after giving effect to such transaction, no Default or Event of Default exists.

                (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

            5.   RELEASES.

                (a) In the event of (i) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or (ii) a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 of the Indenture. In addition, in the event that the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Sections 3.09 and 4.10 of the Indenture, or notification by the Company that a Restricted Subsidiary was designated as an Unrestricted Subsidiary, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.


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                (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 11 of the Indenture.

            6. NO RECOURSE AGAINST OTHERS. No past, present or future manager, director, officer, employee, incorporator, stockholder, member or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

            7. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

            8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

            10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.



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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                 CONSOLIDATED CONTAINER COMPANY LLC

                                 By:  Consolidated Container Holdings LLC,
                                      as its Sole Member and Manager

                                      By: /s/ Timothy W. Brasher
                                         ----------------------------------
                                         Name: Timothy W. Brasher
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Secretary

                                 CONSOLIDATED CONTAINER CAPITAL, INC.

                                 By: /s/ Timothy W. Brasher
                                     --------------------------------------
                                     Name: Timothy W. Brasher
                                     Title: Senior Vice President, Chief
                                            Financial Officer and Secretary

                                 REID PLASTICS GROUP LLC

                                 By:  Consolidated Container Company LLC,
                                      as its Sole Member and Manager

                                 By: Consolidated Container Company Holdings, as its Sole Member and Manager

                                      By: /s/ Timothy W. Brasher
                                         ----------------------------------
                                         Name: Timothy W. Brasher
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Secretary

                                 PLASTICS CONTAINERS LLC

                                 By: Consolidated Container Company LLC, as its Sole Member and Manager

                                 By:  Consolidated Container Holdings LLC, as
                                      its Sole Member and Manager

                                      By: /s/ Timothy W. Brasher
                                         ----------------------------------
                                         Name: Timothy W. Brasher


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                                         Title: Senior Vice President, Chief
                                                Financial Officer and Secretary

                                 CONTINENTAL PLASTIC CONTAINERS LLC

                                 By:  Plastic Containers LLC, as its Sole
                                      Member and Manager

                                 By:  Consolidated Container Company, as its
                                      Sole Member and Manager

                                 By:  Consolidated Container Holdings LLC, as
                                      its Sole Member and Manager

                                      By: /s/ Timothy W. Brasher
                                         ----------------------------------
                                         Name: Timothy W. Brasher
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Secretary

                                 CONTINENTAL CARIBBEAN CONTAINERS, INC.

                                 By: /s/ Timothy W. Brasher
                                     --------------------------------------
                                     Name: Timothy W. Brasher
                                     Title: Senior Vice President, Chief
                                            Financial Officer and Secretary

                                 FRANKLIN PLASTICS HOLDINGS LLC

                                 By: Consolidated Container Company LLC, as its
                                     Sole Member and Manager

                                 By: Consolidated Container Company Holdings, as
                                     its Sole Member and Manager

                                     By: /s/ Timothy W. Brasher
                                        -----------------------------------
                                        Name: Timothy W. Brasher
                                        Title: Senior Vice President, Chief
                                               Financial Officer and Secretary

                                 THE BANK OF NEW YORK, as Trustee

                                 By: /s/ Remo J. Reale
                                     --------------------------------------
                                     Name: Remo J. Reale
                                     Title: Vice President


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